As filed with the Securities and Exchange Commission on February 10, 1997
                                   Registration No. 333-_________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------
                          APPLIED MAGNETICS CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                 95-1950506
(State or other jurisdiction of                   (I.R.S. Employer
 incorporation or organization)                  Identification No.)

                75 ROBIN HILL ROAD, GOLETA, CALIFORNIA 93117-3108
               (Address of Principal Executive Offices) (Zip Code)

                         1994 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)

                                CRAIG D. CRISMAN
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                          APPLIED MAGNETICS CORPORATION
                               75 Robin Hill Road
                            Goleta, California 93117
                                 (805) 683-5353
            (Name, address and telephone number of agent for service)
            ---------------------------------------------------------
                                   Copies to:

                             JAMES J. SLABY, ESQUIRE
                              STANLEY SZE, ESQUIRE
                     SHEPPARD, MULLIN, RICHTER & HAMPTON LLP
                        333 SOUTH HOPE STREET, 48TH FLOOR
                          LOS ANGELES, CALIFORNIA 90071
                                 (213) 620-1780
                    -----------------------------------------
                         CALCULATION OF REGISTRATION FEE
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                                                      PROPOSED
                       AMOUNT       PROPOSED           MAXIMUM        AMOUNT OF
TITLE OF SECURITIES    TO BE   MAXIMUM OFFERING AGGREGATE OFFERING REGISTRATION
 TO BE REGISTERED    REGISTERED  PRICE PER SHARE       PRICE             FEE
--------------------------------------------------------------------------------
Common Stock,         2,250,000     $51.94(2)       $116,865,000  $35,413.64
$.01 par value       Shares (1)
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(1)   Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable pursuant to the anti-dilution provisions of the Plan.

(2) Pursuant to Rule 457(h), the offering price and registration fee have been calculated based upon the average of the high and low prices of Common Stock quoted on the New York Stock Exchange on February 5, 1997, a day within five business days prior to the filing of this Registration Statement.

                                EXPLANATORY NOTE

      This Registration Statement relates to the amendment of the 1994 Employee Stock Option Plan (the "Plan") to increase the number of shares of Common Stock authorized to be issued thereunder from 1,000,000 to 3,250,000. The contents of the undersigned Registrant's Registration Statement on Form S-8, Registration No. 33-59391, filed with the Securities and Exchange Commission on May 17, 1995 (the "Prior Registration Statement"), are hereby incorporated by reference. The Items below contain information required in this Registration Statement that was not included in the Prior Registration Statement.
                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. Plan Information*

ITEM 2. Registrant Information*
----------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by Applied Magnetics Corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

           (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 28, 1996.

           (b) The Prospectus dated September20, 1996 filed with the Commission pursuant to Rule 424(b) as part of the Company's Registration Statement on Form S-3 (Registration
                No. 333-09225), originally filed with the Commission on July 31, 1996, which includes a description of the Company's Common Stock, $.01 par value.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Copies of these documents will not be filed with this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

ITEM 8. EXHIBITS.

      The following exhibits are filed herewith:

            4.1 1994 Employee Stock Option Plan (Incorporated herein by reference to Exhibit 4.1 to the Prior Registration Statement, as amended on February 9, 1996 and February 7, 1997, to reflect the increase in the number of shares of Common Stock authorized to be issued thereunder from 1,000,000 to 3,250,000).

            5.1 Opinion of Sheppard, Mullin, Richter & Hampton LLP.

           23.1 Consent of Arthur Andersen LLP.

           23.2 Consent of Sheppard, Mullin, Richter & Hampton
                LLP (included in Exhibit 5.1).

           24.1 Power of Attorney (included in the Signature Page).

ITEM 9. UNDERTAKINGS.

      (1)   The undersigned Company hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (b) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (2) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against
public policy as expressed in the Act and is, therefore, unenforceable.   In
the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goleta, State of California, on February 10, 1997.

                                       APPLIED MAGNETICS CORPORATION


                                       By /s/ CRAIG D. CRISMAN

                                          Craig D. Crisman
                                          Chairman of the Board and
                                          Chief Executive Officer

                        POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Craig D. Crisman as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective amendments and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                      Title                             Date

/s/ Craig D. Crisman      Chairman of the Board,           February 10, 1997
Craig D. Crisman          Chief Executive Officer
                          and Director (Principal
                          Executive Officer and
                          Principal Financial Officer)

/s/ Peter T. Altavilla    Corporate Controller             February 10, 1997
Peter T. Altavilla        (Principal Accounting Officer)

/s/ Harold R. Frank       Chairman Emeritus and Director   February 10, 1997
Harold R. Frank

/s/ R. C. Mercure, Jr.    Director                         February 10, 1997
R. C. Mercure, Jr.

/s/ Herbert M. Dwight, Jr. Director                        February 10, 1997
Herbert M. Dwight, Jr.

/s/ Jerry E. Goldress      Director                        February 10, 1997
Jerry E. Goldress

                                  EXHIBIT INDEX


Exhibit
Number      Description                                                 Page

 4.1 1994 Employee Stock Option Plan (Incorporated herein by reference to Exhibit 4.1 to the Prior Registration Statement, as amended on February 9, 1996 and February 7, 1997, to reflect the increase in the number of shares of Common Stock authorized to be issued thereunder from 1,000,000 to 3,250,000)

 5.1        Opinion of Sheppard, Mullin, Richter & Hampton LLP             7

23.1        Consent of Arthur Andersen LLP                                 9

23.2        Consent of Sheppard, Mullin, Richter & Hampton LLP
            (included in Exhibit 5.1)

24.1        Power of Attorney (included in the Signature Page)

                    Sheppard, Mullin, Richter & Hampton LLP
                               Forty-Eighth Floor
                                333 South Hope Street
                       Los Angeles, California 90071-1448
                            Telephone (213) 620-1780



                                February 10, 1997

                                                       MXW-54358





Applied Magnetics Corporation
75 Robin Hill Road
Goleta, California 93117


Ladies and Gentlemen:

           We have acted as counsel to Applied Magnetics Corporation (the "Company"). This opinion is rendered in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the offer of up to 2,250,000 additional shares of Common Stock of the Company, to be issued pursuant to the 1994 Employee Stock Option Plan, as amended
(the "Plan").

           In the preparation of this opinion, we have examined originals or copies of such documents as we have deemed necessary or advisable in order to render the opinion set forth below. In rendering the opinion set forth below, we have assumed:

           a. The genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of all such originals.

           b. The due authorization, execution and delivery of the Registration Statement and the documents and instruments referred to therein by and on behalf of all parties thereto.

Applied Magnetics Corporation
February 10, 1997
Page 2


           c. The issuance of Common Stock in accordance with the terms of the Plan.

           On the basis of the foregoing and subject to the qualifications and limitations set forth below, it is our opinion that the Common Stock covered by the Registration Statement, when issued and paid for in accordance with the Plan, will be legally issued, fully paid and non-assessable.

           This opinion speaks only as of the date hereof and is based solely upon the existing laws of the United States, and the general corporation laws of the State of California and the State of Delaware, and we express no opinion, and none should be inferred, as to any other laws.

           This opinion may not be relied upon by any other person or for any other purpose, nor may it be quoted from or referred to, or copies delivered to any other person, without our prior written consent. We hereby consent to the inclusion of this opinion as an exhibit in the Registration Statement.

                                    Respectfully submitted,

                                     /s/ SHEPPARD, MULLIN, RICHTER AND
                                           HAMPTON LLP

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




      As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated December 12, 1996 included in Applied Magnetics Corporation's Form 10-K for the year ended September 28, 1996 and to all references to our Firm included in this registration statement.



                                           /s/ ARTHUR ANDERSEN LLP

                                           ARTHUR ANDERSEN LLP


Los Angeles, California
February 7, 1997
















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